UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: October 18, 2007

(Date of earliest event reported)

DARDEN RESTAURANTS, INC.

(Exact name of registrant as specified in its charter)

Commission File Number: 1-13666

Florida	59-3305930
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

5900 Lake Ellenor Drive, Orlando, Florida 32809

(Address of principal executive offices, including zip code)

(407) 245-4000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.	Termination of a Material Definitive Agreement.

Effective October 18, 2007, Darden Restaurants, Inc. (the “Company”) terminated its $1,150,000,000 364-Day Credit Agreement that was entered into on September 20, 2007 with Bank of America, N.A. (“BOA”), as administrative agent and sole lender, and Banc of America Securities LLC (“BOA Securities”), as sole lead arranger and sole book manager (the “Interim Credit Facility”) (as previously described in the Company’s Current Report on Form 8-K, as amended by Form 8-K/A, each filed with the Securities and Exchange Commission (the “SEC”) on September 24, 2007). The Interim Credit Facility established a facility of $1,150,000,000 with a maturity date of September 18, 2008.

The Company borrowed $1,150,000,000 under the Interim Credit Facility to pay a portion of the purchase price for its acquisition of all of the issued and outstanding shares of common stock of RARE Hospitality International, Inc. on October 1, 2007 (the “Acquisition”). The Company repaid its borrowings under the Interim Credit Facility in full on October 16, 2007 from (i) the net proceeds from the sale of $1,150,000,000 aggregate principal amount of its senior notes (the “Notes”) on October 16, 2007 (as previously described in the Company’s Current Report on Form 8-K filed with the SEC on October 16, 2007) and (ii) additional borrowings under the Company’s $750,000,000 revolving Credit Agreement entered into on September 20, 2007, with BOA as administrative agent and the lenders, including BOA, and other agents party thereto (the “Revolving Credit Facility”) (as previously described in the Company’s Current Report on Form 8-K, as amended by Form 8-K/A, each filed with the SEC on September 24, 2007).

Loans under the Interim Credit Facility bore interest at a rate equal to LIBOR plus a margin determined by reference to a ratings-based pricing grid or the base rate (which was defined as the higher of the BOA prime rate and the Federal Funds rate plus 0.50 percent). The Company was required to pay a facility fee on the total amount of such facility (ranging from 0.070 percent to 0.100 percent, based on the Company’s ratings) and, in the event that the outstanding amounts under the Interim Credit Facility exceeded 50 percent of the Interim Credit Facility, a utilization fee on the total amount outstanding under such facility (equal to 0.050 percent). Proceeds of the Interim Credit Facility could only be used to finance the Acquisition and related fees and expenses, to repay certain existing debt and to support commercial paper issuances used to repay loans under the Interim Credit Facility. Up to the full amount of the Interim Credit Facility could have been converted into a revolving credit facility in order to support commercial paper issued to reduce the outstanding amount of the Interim Credit Facility. The Interim Credit Facility contained representations, affirmative and negative covenants (including limitations on liens and subsidiary debt and a maximum consolidated lease adjusted total debt to total capitalization ratio of 0.75 to 1.00) and events of default that were customary for similar credit facilities. The Interim Credit Facility also required mandatory prepayments in the event of asset sales or debt issuances, subject to certain exceptions and thresholds. Loans under the Interim Credit Facility were senior unsecured debt obligations of the Company. The Company did not incur any early termination penalties in connection with the termination of the Interim Credit Facility.

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Certain of BOA and its affiliates (including BOA Securities) have provided, from time to time, and may continue to provide, to the Company investment banking, commercial banking, financial and other services, including letters of credit, share repurchase, depository and account processing services, for which the Company has paid and intends to pay customary fees. To hedge its exposure on particular securities, the Company has from time to time entered into transactions involving derivative instruments, such as swaps, with certain institutions, including BOA. BOA is the administrative agent and a co-lender under the Revolving Credit Facility, and BOA Securities is the sole lead arranger and sole book manager under the Revolving Credit Facility. BOA Securities was one of the underwriters and was the sole book-running manager for the sale of the Notes, and has underwritten from time to time in the past, and may in the future underwrite, the issuance of other debt securities by the Company.

The foregoing description of the Interim Credit Facility is qualified in its entirety by reference to the full text of the Interim Credit Facility, which was filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K, as amended by Form 8-K/A, each filed with the SEC on September 24, 2007, and is incorporated in this Current Report on Form 8-K by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description
10.1	364-Day Credit Agreement, dated as of September 20, 2007, among Darden Restaurants, Inc., certain lenders party thereto and Bank of America, N.A., as administrative agent (incorporated herein by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed September 24, 2007).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DARDEN RESTAURANTS, INC.

By:	/s/ Paula J. Shives
Paula J. Shives
Senior Vice President, General Counsel and Secretary

Date: October 19, 2007

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EXHIBIT INDEX

Exhibit Number	Description of Exhibit
10.1	364-Day Credit Agreement, dated as of September 20, 2007, among Darden Restaurants, Inc., certain lenders party thereto and Bank of America, N.A., as administrative agent (incorporated herein by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed September 24, 2007).

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